The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION       February 7, 2008

                       Pricing Supplement dated [o], 2008
          to the Product Prospectus Supplement dated February 1, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

       [RBC LOGO]               Royal Bank of Canada

                                $[o] Bundled Reverse Convertible Notes due
                                February 27, 2009 Linked to the Current
                                Components of the Dow Jones High Yield Select 10 Index(SM)



     Royal Bank of Canada is offering reverse convertible notes (the "Notes") linked to a bundle of common stocks described below. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008 describe terms that will apply generally to the Notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                                Royal Bank of Canada ("Royal Bank").

Issue:                                 Senior Global Medium-Term Notes, Series C

Underwriter:                           RBC Capital Markets Corporation

Currency:                              U.S. Dollars.

Minimum Investment:                    $10,000, and $1,000 increments in excess
                                       thereof.

Commission:                            2.00% for February business.

Term:                                  Twelve (12) months

Interest Rate (coupon):                10.00% per annum (30/360), payable
                                       monthly in equal amounts.

Barrier Percentage:                    75% for each Bundled Stock.

Pricing Date:                          February 26, 2008

Issuance Date:                         February 29, 2008

Valuation Date(s):                     February 24, 2009, subject to extension
                                       for market and other disruptions.

Maturity Date:                         February 27, 2009, subject to extension
                                       for market and other disruptions.

Barrier Price:                         For each Bundled Stock, its Initial
                                       Share Price multiplied by the Barrier
                                       Percentage.

Initial Share Price:                   For each Bundled Stock, the closing
                                       price of that stock on the Pricing Date.

Final Share Price:                     For each Bundled Stock, the closing
                                       price of that stock on the Valuation
                                       Date.

Interest (coupon) Payment Dates:       The coupon will be paid on the last
                                       calendar day of each month during the
                                       term of the note, starting March 31,
                                       2008. If that day is not a business day, then the coupon will be paid on the following business day.

Monitoring Period:                     From and excluding the Pricing Date to
                                       and including the Valuation Date.

Monitoring Method:                     Close of Trading Day

Payment at Maturity (if held to        At maturity, for each $1,000 principal
maturity):                             amount (corresponding to one Bundled
                                       Stock), the investor will receive $1,000 plus any accrued and unpaid interest, unless a Conversion Event has occurred with respect to that Bundled Stock.

                                       If a Conversion Event has occurred for
                                       that Bundled Stock, then, at maturity,
                                       instead of the $1,000 principal amount
                                       (corresponding to that Bundled Stock),
                                       in addition to any accrued and unpaid
                                       interest, the investor will receive a
                                       number of shares of that Bundled Stock
                                       equal to the Physical Delivery Amount
                                       or, at our election, the cash value
                                       thereof. If we elect to deliver shares
                                       of the Bundled Stock, any fractional
                                       shares will be paid in cash.

                                       For example, since the principal amount
                                       of $10,000 of each note is linked to ten
                                       Bundled Stocks, if, hypothetically, a
                                       Conversion Event occurs with respect to
                                       five of those ten Bundled Stocks, then,
                                       at maturity, your payment with respect
                                       to that note, in addition to accrued but unpaid interest, will consist of $5,000 in cash (return of your principal amount) with respect to the five Bundled Stocks for which Conversion Events did not occur and Physical Delivery Amounts (or, at our election, the cash equivalent thereof) with respect to the five Bundled Stocks for which Conversion Events did occur.

Conversion Event:                      A Conversion Event will have occurred
                                       with respect to a Bundled Stock if:

                                             (i) a Knock-In Event has occurred
                                       with respect to that Bundled Stock, and

                                             (ii) the Final Share Price is less
                                       than the Initial Share Price for that
                                       Bundled Stock.

Knock-In Event:                        A Knock-In Event will have occurred with
                                       respect to a Bundled Stock if:

                                             (a) for notes subject to Intra-Day
                                             Monitoring, at any time during the
                                             Monitoring Period, the price of
                                             that Bundled Stock is less than the
                                             Barrier Price for that Bundled
                                             Stock, or

                                             (b) for notes subject to Close of
                                             Trading Day Monitoring, on any day
                                             during the Monitoring Period, the
                                             closing price for that Bundled
                                             Stock is less than the Barrier
                                             Price for that Bundled Stock.

Physical Delivery Amount:              With respect to any Bundled Stock, if
                                       the payment at maturity is in physical
                                       shares of such Bundled Stock, you will
                                       receive a number of shares of such
                                       Bundled Stock equal to the principal
                                       amount of your notes divided by the
                                       Initial Stock Price of such Bundled
                                       Stock and multiplied by the weighting of such Bundled Stock. Any fractional shares will paid in cash.


Cash Delivery Amount:                  For any Bundled Stock, the Cash Delivery
                                       Amount is an amount in cash equal to the product of the Physical Delivery Amount for that Bundled Stock, as calculated above, multiplied by the Final Share
                                       Price for that Bundled Stock.

Principal At Risk:                     Investors in these notes could lose some
                                       or a substantial value of their
                                       investment at maturity if there has been a decline in the trading price of any of the Bundled Stocks.

Bundled Stocks:                        The Bundled Stocks, listed in the table
                                       below, comprise the Dow Jones High Yield
                                       Select 10 Index(SM) as of the date of
                                       this pricing supplement. The Dow Jones
                                       High Yield Select 10 Index is a market
                                       index constructed as a subset of the Dow
                                       Jones Industrial AverageSM. Of the 30
                                       stocks in the Industrial Average, the ten with the highest indicated annual dividend yield are selected as components each December.
                                       When the composition of the Dow Jones
                                       High Yield Select 10 Index(SM) changes
                                       during the term of the Notes, the Bundled
                                       Stocks will not change.

-----------------------------------------------------------------------------------------------------------------------
Bundled Stock                                 Ticker       Initial Share Price       Barrier %             Weightings %
-----------------------------------------------------------------------------------------------------------------------
Altria Group, Inc.                              MO                $[o]                 75%                     10%

AT&T Inc.                                        T                $[o]                 75%                     10%

Citigroup Inc.                                   C                $[o]                 75%                     10%

E. I. Dupont de Nemours and Company             DD                $[o]                 75%                     10%

General Electric Company                        GE                $[o]                 75%                     10%

General Motors Corporation                      GM                $[o]                 75%                     10%

The Home Depot, Inc.                            HD                $[o]                 75%                     10%

JPMorgan Chase & Co.                            JPM               $[o]                 75%                     10%

Pfizer Inc.                                     PFE               $[o]                 75%                     10%

Verizon Communications Inc.                     VZ                $[o]                 75%                     10%

Secondary Market:                      RBC Capital Markets Corporation (or one
                                       of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Settlement
                                       Date. The amount that investors may
                                       receive upon sale of their Notes prior
                                       to maturity may be less than the
                                       principal amount of their notes.

Listing: The notes will not be listed on any securities exchange or quotation system.

Clearance and Settlement:              DTC global (including through its
                                       indirect participants Euroclear and
                                       Clearstream, Luxembourg as described
                                       under "Description of Debt Securities --
                                       Ownership and Book-Entry Issuance" in
                                       the accompanying prospectus).

Terms Incorporated in the Master       All of the terms appearing above the
Note:                                  item captioned "Secondary Market" on the
                                       cover page of this pricing supplement
                                       and the terms appearing under the
                                       caption "General Terms of the Reverse
                                       Convertible Notes" in the product
                                       supplement with respect to reverse
                                       convertible notes dated February 1,
                                       2008.

CUSIP:                                 78008EY76


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 1, 2008 and "Selected Risk Considerations" beginning on page P-8 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     %                $
Underwriting discounts and commission.................................................     %                $
Proceeds to Royal Bank................................................................     %                $

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 1, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 5, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
o34295e424b3.htm

Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
o35030e424b3.htm

Product Prospectus Supplement dated February 1, 2008:
http://www.sec.gov/Archives/edgar/data/1000275/000121465908000187/
0001214659-08-000187.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

              Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Bundled Stock performances. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the prices of the Bundled Stocks on the Valuation Date relative to their price on the Pricing Date. We cannot predict the Bundled Stock performances.

Table of Hypothetical Amounts Payable at Maturity


The examples set forth below are for illustration purposes only. All examples assume an initial investment of $10,000, that the Note is linked to ten (10) Bundled Stocks (and, therefore, that there are ten bundled RevCons), that each Bundled Stock has an equal weighting, that no market disruption event has occurred and that the Barrier Percentage for each bundled RevCon is 75%.

The first and second columns are the name of the Bundled Stock and its ticker. The third and fourth columns are the Initial and Final Share Prices of the Bundled Stock. The fifth column is the Barrier Price of the Bundled Stock. The sixth column indicates whether a Knock-In Event has occurred. The seventh column indicates how much, if any, of the $1,000 principal amount in cash is return with respect to that Bundled Stock. Lastly, the eighth column indicates how many, if any, shares of the Bundled Stock are delivered in lieu of $1,000 principal amount as a result of the occurrence of a Conversion Event with respect to that Bundled Stock.

The Initial and Final Share Prices of the Bundled Stocks used to illustrate the calculation of the hypothetical payouts at maturity in these sample calculations are not estimates or forecasts of the Initial and Final Share Prices of the Bundled Stocks on which the calculation of the any actual payments under these Notes will depend.

Example 1 -- This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where no Conversion Events have occurred with respect to any of the Bundled Stocks.

            Column 1                Column 2     Column 3     Column 4      Column 5      Column 6     Column 7     Column 8
            --------                --------     --------     --------      --------      --------     --------     --------
                                                                                                         Payout at Maturity
             Bundled                             Initial        Final        Barrier      Knock-In       ------------------
              Stock                  Ticker    Share Price   Share Price      Price        Event?         Cash        Shares
----------------------------------------------------------------------------------------------------------------------------
Altria Group, Inc.                     MO         $72.76       $76.40        $54.57          No          $1,000         0
AT&T Inc.                              T          $36.40       $34.58        $27.30          No          $1,000         0
Citigroup Inc.                         C          $26.92       $28.80        $20.19          No          $1,000         0
E. I. Dupont de Nemours and Co.        DD         $44.74       $41.61        $33.56          No          $1,000         0
General Electric Company               GE         $34.20       $37.96        $25.65          No          $1,000         0
General Motors Corporation             GM         $25.71       $22.88        $19.28          No          $1,000         0
The Home Depot, Inc.                   HD         $27.65       $29.03        $20.74          No          $1,000         0
JPMorgan Chase & Co.                  JPM         $43.72       $41.53        $32.79          No          $1,000         0
Pfizer Inc.                           PFE         $22.59       $22.59        $16.94          No          $1,000         0
Verizon Communications Inc.            VZ         $36.70       $44.04        $27.53          No          $1,000         0
                                                                                                        $10,000

Aggregate Redemption Payment at Maturity per $10,000 principal amount = $10,000

Since no Conversion Event occurred with respect to any of the Bundled Stocks, at maturity an investor will receive back his or her entire $10,000 of principal amount.


Example 2-- This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where a Conversion Event has occurred with respect to some of the Bundled Stocks, but no Conversion Event has occurred with respect to others.

            Column 1                Column 2     Column 3     Column 4      Column 5      Column 6     Column 7     Column 8
            --------                --------     --------     --------      --------      --------     --------     --------
                                                                                                         Payout at Maturity
             Bundled                             Initial        Final        Barrier      Knock-In       ------------------
              Stock                  Ticker    Share Price   Share Price      Price        Event?         Cash        Shares
----------------------------------------------------------------------------------------------------------------------------
Altria Group, Inc.                     MO         $72.76       $70.58        $54.57          Yes          $0       13.7438
AT&T Inc.                              T          $36.40       $34.58        $27.30          No         $1,000        0
Citigroup Inc.                         C          $26.92       $28.80        $20.19          No         $1,000        0
E. I. Dupont de Nemours and Co.        DD         $44.74       $44.29        $33.56          Yes          $0       22.3514
General Electric Company               GE         $34.20       $27.36        $25.65          Yes          $0       29.2398
General Motors Corporation             GM         $25.71       $22.88        $19.28          No         $1,000        0
The Home Depot, Inc.                   HD         $27.65       $29.03        $20.74          No         $1,000        0
JPMorgan Chase & Co.                  JPM         $43.72       $41.53        $32.79          Yes          $0       22.8728
Pfizer Inc.                           PFE         $22.59       $20.33        $16.94          Yes          $0       44.2674
Verizon Communications Inc.            VZ         $36.70       $44.04        $27.53          No         $1,000        0
                                                                                                        $5,000

Aggregate Redemption Payment at Maturity per $10,000 principal amount = $5,000 in cash (return of principal) + a number of shares of each of MO, DD, GE, JPM and PFE (fractional shares paid in cash).

Since a Conversion Event occurred with respect to five (5) of the Bundled Stocks, but not with the remaining five (5), at maturity, in lieu of receiving all of his or her $10,000 of principal amount, an investor will receive $5,000 of principal amount in cash (relating to the Bundled Shares with respect to which a Conversion Event has not occurred) plus a number of shares of each of the five Bundled Stocks with respect to which a Conversion Event has occurred. Fractional shares will be paid in cash.

Example 3 -- This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where Conversion Events have occurred with respect to all of the Bundled Stocks.

            Column 1                Column 2     Column 3     Column 4      Column 5      Column 6     Column 7     Column 8
            --------                --------     --------     --------      --------      --------     --------     --------
                                                                                                         Payout at Maturity
             Bundled                             Initial        Final        Barrier      Knock-In       ------------------
              Stock                  Ticker    Share Price   Share Price      Price        Event?         Cash        Shares
----------------------------------------------------------------------------------------------------------------------------
Altria Group, Inc.                     MO         $72.76        $70.58        $54.57         Yes           $0        13.7438
AT&T Inc.                               T         $36.40        $18.20        $27.30         Yes           $0        27.4725
Citigroup Inc.                          C         $26.92        $19.92        $20.19         Yes           $0        37.1471
E. I. Dupont de Nemours and Co.        DD         $44.74        $44.29        $33.56         Yes           $0        22.3514
General Electric Company               GE         $34.20        $27.70        $25.65         Yes           $0        29.2398
General Motors Corporation             GM         $25.71        $22.62        $19.28         Yes           $0        38.8954
The Home Depot, Inc.                   HD         $27.65        $22.12        $20.74         Yes           $0        36.1664
JPMorgan Chase & Co.                   JPM        $43.72        $41.53        $32.79         Yes           $0        22.8728
Pfizer Inc.                            PFE        $22.59        $20.33        $16.94         Yes           $0        44.2674
Verizon Communications Inc.            VZ         $36.70         $7.34        $27.53         Yes           $0        27.2480
                                                                                                           $0

Aggregate Redemption Payment at Maturity per $10,000 principal amount = a number of shares of each of the 10 Bundled Stocks (fractional shares paid in cash).

Since a Conversion Event occurred with respect to each and every one of the Bundled Stocks, at maturity, in lieu of receiving any of his or her $10,000 of principal amount, an investor will receive a number of shares of each of the Bundled Stocks. Fractional shares will be paid in cash.


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Bundled Stocks that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Bundled Stocks. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 1, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 1, 2008.

                        Selected Purchase Considerations

Market Disruption Events and Adjustments: The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 1, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 1, 2008.

Principal At Risk: Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of any of the Bundled Stocks.

Certain U.S. Federal Income Tax Considerations:

For U.S. federal income tax purposes, we will treat 2.73% of each stated interest payment (10.00% in total) as a payment of interest (the "Interest Payment") and 7.27% of each stated interest payment (10.00% in total) as a payment for the put options (the "Put Options Payment"). The Option Ratio (as defined in the accompanying product prospectus supplement) is set forth in the table below.

             -------------------------------------------------------
             Bundled Stock                            Option Ratio
             -------------------------------------------------------
             Altria Group, Inc.                            4.28%
             -------------------------------------------------------
             AT&T Inc.                                     9.78%
             -------------------------------------------------------
             Citigroup Inc.                               14.04%
             -------------------------------------------------------
             E. I. Dupont de Nemours and Company           5.79%
             -------------------------------------------------------
             General Electric Company                      4.83%
             -------------------------------------------------------
             General Motors Corporation                   22.85%
             -------------------------------------------------------
             The Home Depot, Inc.                         13.08%
             -------------------------------------------------------
             JPMorgan Chase & Co.                         10.06%
             -------------------------------------------------------
             Pfizer Inc.                                   5.79%
             -------------------------------------------------------
             Verizon Communications Inc.                   9.50%
             -------------------------------------------------------
             Total                                       100.00%
             -------------------------------------------------------


For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 1, 2008.

                          Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Bundled Stocks. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 1, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008, you should consider the following:

You May Lose Some or All of Your Principal Amount. You may receive a lower payment at maturity than you would have received if you had invested in the Bundled Stocks directly. If any of the Bundled Stocks' performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity. While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity. The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity, may be less than your original purchase price.

The Bundled Stocks will not change even if the composition of the Dow Jones High Yield Select 10 Index(SM) is modified by Dow Jones & Co. during the term of the Notes.

             Information Regarding the Issuers of the Bundled Stocks

The Bundled Stocks, briefly described below, comprise the Dow Jones High Yield Select 10 Index(SM) as of the date of this pricing supplement. The Dow Jones High Yield Select 10 Index is a market index constructed as a subset of the Dow Jones Industrial Average(SM). Of the 30 stocks in the Industrial Average, the ten with the highest indicated annual dividend yield are selected as components each December. When the composition of the Dow Jones High Yield Select 10 Index(SM) changes during the term of the Notes, the Bundled Stocks will not change.

The Notes are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. ("Dow Jones"). Dow Jones makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in Notes generally or in the Notes particularly. Dow Jones' only relationship to Royal Bank Canada is in the licensing of certain trademarks and trade names of Dow Jones and of the Dow Jones High Yield 10 Index(SM) which is determined, composed and calculated by Dow Jones without regard to Royal Bank of Canada or the Notes. Dow Jones has no obligation to take the needs of Royal Bank of Canada or the owners of the Notes into consideration in determining, composing or calculating the Dow Jones High Yield 10 Index(SM). Dow Jones is not responsible for and has not participated in the determination of the timing, prices, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Notes.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES HIGH YIELD 10 INDEX(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK OF CANADA, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES 10 INDEXSM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES HIGH YIELD 10 INDEX(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND ROYAL BANK CANADA.

The Bundled Stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Bundled Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuers of the Bundled Stocks is derived from publicly available information. We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Altria Group, Inc. (ALG) is the parent company of Philip Morris International Inc. (PMI), Philip Morris USA Inc. (PM USA), John Middleton, Inc and Philip Morris Capital Corporation. PMI is a global international tobacco company. John Middleton, Inc. is a manufacturer of machine-made large cigars. Philip Morris Capital Corporation is an investment company whose portfolio consists of leveraged and direct finance lease investments and other tax-oriented and third party financing. ALG's tobacco companies' brands include names, such as Marlboro, Virginia Slims, Parliament and Black & Mild, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08940.

     o AT&T Inc. (AT&T) is a holding company whose subsidiaries and affiliates operate in the communications services industry both domestically and internationally providing wireline and wireless telecommunications services and equipment, as well as directory advertising and publishing services. The services and products offered by the Company include local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, wholesale services, directory advertising and publishing. AT&T operates in four segments: wireline, wireless, directory and other. On December 29, 2006, AT&T acquired BellSouth. With the BellSouth acquisition, it acquired BellSouth's remaining 40% interest, resulting in 100% ownership, in AT&T Mobility LLC. In November 2007, AT&T acquired Dobson Communications Corporation. In December 2007, the Company acquired Ingenio, a provider of Pay Per Call technology.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-01105.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o E. I. du Pont de Nemours and Company (DuPont) operates and manufactures a range of products for distribution and sale to many different markets, including the transportation, safety and protection, construction, motor vehicle, agriculture, home furnishings, medical, electronics, communications, protective apparel, and the nutrition and health markets. The company is aligned into five market and technology-focused growth platforms consisting of Agriculture & Nutrition; Coatings & Color Technologies; Electronic & Communication Technologies; Performance Materials; and Safety & Protection. In addition to the five growth platforms, the Company's reportable segments include Pharmaceuticals. The Company includes developmental businesses, such as bio-based materials and nonaligned businesses in Other. In February 2008, Chemtura Corporation announced that it has completed the sale of its Fluorochemicals business and related production facility to the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00815.

     o General Electric Company (GE) is a diversified industrial corporation. It is engaged in developing, manufacturing and marketing a variety of products for the generation, transmission, distribution, control and utilization of electricity. During the year ended December 31, 2006, GE completed the sales of its Advanced Materials business by Industrial and GE Life, its United Kingdom-based life insurance business. During 2006, GE acquired IDX Systems Corporation, ZENON Environmental Inc. and Biacore International AB. On March 15, 2007, GeoEye Inc. acquired M.J. Harden Associates, Inc., from GE. In May 2007, Smiths Group PLC sold its aerospace businesses to GE. In May 2007, STV Partners Corporation, the Japanese unit of GE, acquired a 97.15% interest in SANYO ELECTRIC CREDIT CO., LTD.In October 2007, GE Healthcare, a unit of GE, acquired Dynamic Imaging, LLC. In October 2007, GE completed the acquisition of Sondex plc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o The Home Depot, Inc. is home improvement retailer. As of January 28, 2007, it operated 2,147 stores, most of which are The Home Depot stores. It operates in two segments, Retail and HD Supply. The Home Depot stores sell an assortment of building materials, home improvement and lawn and garden products and provide a number of services. In addition to its retail stores, its business includes HD Supply, which distributes products and sells installation services primarily to business-to-business customers, including home builders, professional contractors, municipalities and maintenance professionals. During the fiscal year ended January 28, 2007, it acquired The Home Way, a Chinese home improvement retailer. During fiscal 2006, its acquisitions under its HD Supply segment included Burrus Contractors Supply, Heartland Waterworks Supply and Cox Lumber Company. In addition, during fiscal 2006, it acquired Home Decorators Collection and Jubilee Home Solutions under its Retail segment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207.

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. On October 1, 2006, JPMorgan Chase completed the acquisition of The Bank of New York Company, Inc.'s consumer, business banking and middle-market banking businesses. On July 1, 2006, it completed the sale of its life insurance and annuity underwriting businesses. On April 21, 2006, JPMorgan Chase completed the acquisition of private-label credit card receivables and approximately 21 million accounts from Kohl's Corporation. On March 1, 2006, the Company acquired Collegiate Funding Services. In May 2007, the Company completed the acquisition of Xign Corporation, which will be known as JPMorgan Xign Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805.

     o Pfizer Inc. (Pfizer) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets prescription medicines for humans and animals. It operates in two business segments: Pharmaceutical and Animal Health. Pfizer acquired the worldwide rights to Exubera (inhaled insulation therapy) from sanofi-aventis in February 2006. The Company and sanofi-aventis were previously in a worldwide alliance to co-develop, co-promote and co-manufacture Exubera. The Company also acquired the sanofi-aventis rights to the Exubera insulin production facilities located in Frankfurt, Germany, which were previously jointly owned by the Company and sanofi-aventis. The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson in December 2006. As of December 31, 2007, Pfizer, through its indirect wholly owned subsidiary, Corvette Acquisition Corp., had acquired approximately 92.2% of Coley Pharmaceutical Group, Inc.'s outstanding common shares.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03619.

     o Verizon Communications Inc. provides communications services. Verizon has two segments: Wireline and Domestic Wireless. The Company's Wireline business provides telephone services, including voice, network access and nationwide long-distance services, broadband video and data services, and other communications products and services globally in 150 countries. Its wireline business also owns and operates one of the global Internet Protocol (IP) networks. The Company's domestic wireless business, operating as Verizon Wireless, provides wireless voice and data products and services across the United States using domestic wireless networks. During the year ended December 31, 2006, Verizon acquired MCI, Inc.; sold its 100% indirect interest in Verizon Dominicana C. por A., and completed the spin-off of Idearc. In March 2007, Verizon completed the sale of its 52% interest in Telecomunicaciones de Puerto Rico, Inc. (TELPRI) to a subsidiary of America Movil, S.A.B. de C.V.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08606.

Historical Information

The graphs below set forth the historical performance of each of the Bundled Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each of the Bundled Stocks. The information provided in this table is for the second, third and fourth quarters of 2004, the four quarters of 2005, 2006 and 2007, and for the period from January 1, 2008 through February 6, 2008. (If no price is provided in the table for a particular period that indicates that the Bundled Stock was not traded at such time.)

We obtained the information regarding the historical performance of each the Bundled Stocks in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Bundled Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market price of any of the Bundled Stocks on the Valuation Date. We cannot give you assurance that the performance of the Bundled Stocks will result in any return in addition to your initial investment.

Graph of historical performance of each Bundled Stock



                                Altria Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               42.928                  33.5844                  37.562
     7/1/2004             9/30/2004               37.7496                 33.3968                  35.303
    10/1/2004            12/31/2004               46.4403                 34.4325                  45.8549

     1/1/2005             3/31/2005               51.4086                 45.3296                  49.0745
     4/1/2005             6/30/2005               52.2941                 47.0557                  48.5267
     7/1/2005             9/30/2005               55.5663                 47.7312                  55.3186
    10/1/2005            12/30/2005               59.0486                 51.4836                  56.0766

     1/1/2006             3/31/2006               58.0654                 52.9471                  53.1797
     4/1/2006             6/30/2006               55.829                  51.3035                  55.1085
     7/1/2006             9/29/2006               63.7917                 54.4931                  57.45
    10/1/2006            12/29/2006               64.9624                 56.6245                  64.4071

     1/1/2007             3/31/2007               67.9193                 60.9173                  65.9005
     4/1/2007             6/30/2007               72.2                    66.91                    70.14
     7/1/2007             9/30/2007               72.2                    63.13                    69.53
    10/1/2007            12/31/2007               78.51                   69.09                    75.58

     1/1/2008              2/6/2008               79.593                  70.88                    72.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    AT&T Inc.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               25.68                   23.5                     24.25
     7/1/2004             9/30/2004               26.88                   22.98                    25.95
    10/1/2004            12/31/2004               27.29                   24.55                    25.77

     1/1/2005             3/31/2005               25.98                   22.99                    23.69
     4/1/2005             6/30/2005               24.33                   22.78                    23.75
     7/1/2005             9/30/2005               24.97                   23.2                     23.97
    10/1/2005            12/30/2005               25.6                    21.75                    24.49

     1/1/2006             3/31/2006               28.82                   24.24                    27.04
     4/1/2006             6/30/2006               28.03                   24.72                    27.89
     7/1/2006             9/29/2006               33.76                   26.35                    32.56
    10/1/2006            12/29/2006               36.21                   31.57                    35.75

     1/1/2007             3/31/2007               39.86                   32.7                     39.43
     4/1/2007             6/30/2007               41.54                   38.3799                  41.5
     7/1/2007             9/30/2007               42.97                   36.53                    42.31
    10/1/2007            12/31/2007               42.79                   36.25                    41.56

     1/1/2008              2/6/2008               41.94                   33.32                    36.40


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               52.88                   44.83                    46.5
     7/1/2004             9/30/2004               47.47                   42.99                    44.12
    10/1/2004            12/31/2004               49.06                   42.1                     48.18

     1/1/2005             3/31/2005               49.99                   44.05                    44.94
     4/1/2005             6/30/2005               48.14                   43.8                     46.23
     7/1/2005             9/30/2005               46.81                   42.91                    45.52
    10/1/2005            12/30/2005               49.76                   44                       48.53

     1/1/2006             3/31/2006               49.58                   44.81                    47.23
     4/1/2006             6/30/2006               50.72                   47.15                    48.25
     7/1/2006             9/29/2006               50.35                   46.22                    49.67
    10/1/2006            12/29/2006               57                      48.83                    55.7

     1/1/2007             3/31/2007               56.28                   48.05                    51.34
     4/1/2007             6/30/2007               55.55                   50.41                    51.29
     7/1/2007             9/30/2007               52.97                   44.66                    46.67
    10/1/2007            12/31/2007               48.95                   28.8                     29.44

     1/1/2008              2/6/2008               29.89                   22.36                    26.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          E.I. DuPont de Nemours & Co.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               45.2                    40.84                    44.42
     7/1/2004             9/30/2004               44.78                   39.88                    42.8
    10/1/2004            12/31/2004               49.39                   40.98                    49.05

     1/1/2005             3/31/2005               54.9                    45.74                    51.24
     4/1/2005             6/30/2005               51.88                   42.76                    43.01
     7/1/2005             9/30/2005               44.75                   37.87                    39.17
    10/1/2005            12/30/2005               43.81                   37.6                     42.5

     1/1/2006             3/31/2006               43.5                    38.52                    42.21
     4/1/2006             6/30/2006               45.75                   39.53                    41.6
     7/1/2006             9/29/2006               43.49                   38.82                    42.84
    10/1/2006            12/29/2006               49.68                   42.48                    48.71

     1/1/2007             3/31/2007               53.67                   47.58                    49.43
     4/1/2007             6/30/2007               53.25                   48.44                    50.84
     7/1/2007             9/30/2007               53.9                    45.75                    49.56
    10/1/2007            12/31/2007               50.42                   42.25                    44.09

     1/1/2008              2/6/2008               46.86                   41.26                    44.74


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Electric Co.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               33.49                   29.55                    32.4
     7/1/2004             9/30/2004               34.53                   31.42                    33.58
    10/1/2004            12/31/2004               37.75                   32.65                    36.5

     1/1/2005             3/31/2005               36.89                   34.95                    36.06
     4/1/2005             6/30/2005               37.34                   34.15                    34.65
     7/1/2005             9/30/2005               35.78                   32.85                    33.67
    10/1/2005            12/30/2005               36.34                   32.67                    35.05

     1/1/2006             3/31/2006               35.63                   32.21                    34.78
     4/1/2006             6/30/2006               35.24                   32.78                    32.96
     7/1/2006             9/29/2006               35.65                   32.06                    35.3
    10/1/2006            12/29/2006               38.49                   34.62                    37.21

     1/1/2007             3/31/2007               38.28                   33.9                     35.36
     4/1/2007             6/30/2007               39.77                   34.55                    38.28
     7/1/2007             9/30/2007               42.07                   36.2                     41.4
    10/1/2007            12/31/2007               42.15                   36.07                    37.07

     1/1/2008              2/6/2008               37.45                   32.92                    34.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               50.04                   42.88                    46.59
     7/1/2004             9/30/2004               46.93                   40.53                    42.48
    10/1/2004            12/31/2004               43.29                   36.9                     40.06

     1/1/2005             3/31/2005               40.8                    27.98                    29.39
     4/1/2005             6/30/2005               36.65                   24.67                    34
     7/1/2005             9/30/2005               37.7                    30.21                    30.61
    10/1/2005            12/30/2005               31.5                    18.33                    19.42

     1/1/2006             3/31/2006               24.6                    18.47                    21.27
     4/1/2006             6/30/2006               30.56                   19                       29.79
     7/1/2006             9/29/2006               33.64                   27.12                    33.26
    10/1/2006            12/29/2006               36.56                   28.49                    30.72

     1/1/2007             3/31/2007               37.24                   28.81                    30.64
     4/1/2007             6/30/2007               38.66                   28.86                    37.8
     7/1/2007             9/30/2007               38.27                   29.1                     36.7
    10/1/2007            12/31/2007               43.2                    24.5                     24.89

     1/1/2008              2/6/2008               29.28                   21.34                    25.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Home Depot Inc.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               37.84                   32.34                    35.2
     7/1/2004             9/30/2004               39.73                   32.39                    39.2
    10/1/2004            12/31/2004               44.3                    38.31                    42.74

     1/1/2005             3/31/2005               43.27                   37.44                    38.24
     4/1/2005             6/30/2005               40.93                   34.56                    38.9
     7/1/2005             9/30/2005               43.98                   37.144                   38.14
    10/1/2005            12/30/2005               43.3                    37.48                    40.48

     1/1/2006             3/31/2006               43.95                   38.5                     42.3
     4/1/2006             6/30/2006               42.93                   35.63                    35.79
     7/1/2006             9/29/2006               37.65                   32.85                    36.27
    10/1/2006            12/29/2006               40.37                   35.55                    40.16

     1/1/2007             3/31/2007               42.01                   36.35                    36.74
     4/1/2007             6/30/2007               41.19                   36.6                     39.35
     7/1/2007             9/30/2007               41.01                   31.85                    32.44
    10/1/2007            12/31/2007               34.55                   25.57                    26.94

     1/1/2008              2/6/2008               31.08                   23.77                    27.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               42.57                   34.62                    38.77
     7/1/2004             9/30/2004               40.25                   35.496                   39.73
    10/1/2004            12/31/2004               40.45                   36.321                   39.01

     1/1/2005             3/31/2005               39.69                   34.32                    34.6
     4/1/2005             6/30/2005               36.5                    33.35                    35.32
     7/1/2005             9/30/2005               35.95                   33.31                    33.93
    10/1/2005            12/30/2005               40.56                   32.92                    39.69

     1/1/2006             3/31/2006               42.43                   37.88                    41.64
     4/1/2006             6/30/2006               46.8                    39.33                    42
     7/1/2006             9/29/2006               47.49                   40.4                     46.96
    10/1/2006            12/29/2006               49                      45.51                    48.3

     1/1/2007             3/31/2007               51.95                   45.91                    48.38
     4/1/2007             6/30/2007               53.25                   47.7                     48.45
     7/1/2007             9/30/2007               50.48                   42.16                    45.82
    10/1/2007            12/31/2007               48.02                   40.15                    43.65

     1/1/2008              2/6/2008               49.29                   37.66                    43.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Pfizer Inc.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               37.9                    33.82                    34.28
     7/1/2004             9/30/2004               34.46                   29.58                    30.6
    10/1/2004            12/31/2004               31.5                    21.99                    26.89

     1/1/2005             3/31/2005               27.35                   23.8                     26.27
     4/1/2005             6/30/2005               29.21                   25.52                    27.58
     7/1/2005             9/30/2005               27.82                   24.67                    24.97
    10/1/2005            12/30/2005               25.57                   20.27                    23.32

     1/1/2006             3/31/2006               26.84                   23.6                     24.92
     4/1/2006             6/30/2006               25.72                   22.51                    23.47
     7/1/2006             9/29/2006               28.58                   22.16                    28.36
    10/1/2006            12/29/2006               28.6                    23.75                    25.9

     1/1/2007             3/31/2007               27.41                   24.55                    25.26
     4/1/2007             6/30/2007               27.73                   25.23                    25.57
     7/1/2007             9/30/2007               26.15                   23.13                    24.43
    10/1/2007            12/31/2007               25.71                   22.24                    22.73

     1/1/2008              2/6/2008               24.24                   21.56                    22.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Verizon Communications Inc.
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               36.8088                 33.0027                  34.872
     7/1/2004             9/30/2004               39.5165                 32.8871                  37.9459
    10/1/2004            12/31/2004               40.7306                 36.8667                  39.0347

     1/1/2005             3/31/2005               39.5647                 33.128                   34.2072
     4/1/2005             6/30/2005               34.9299                 32.4824                  33.2918
     7/1/2005             9/30/2005               33.6965                 30.4974                  31.4995
    10/1/2005            12/30/2005               31.5862                 28.0691                  29.0231

     1/1/2006             3/31/2006               33.8892                 28.946                   32.8196
     4/1/2006             6/30/2006               33.4556                 29.0038                  32.2704
     7/1/2006             9/29/2006               36.6161                 30.2179                  35.7778
    10/1/2006            12/29/2006               37.64                   33.9855                  37.24

     1/1/2007             3/31/2007               38.77                   35.6                     37.92
     4/1/2007             6/30/2007               43.99                   36.75                    41.17
     7/1/2007             9/30/2007               44.75                   39.27                    44.28
    10/1/2007            12/31/2007               46.24                   40.77                    43.69

     1/1/2008              2/6/2008               44.32                   35.4                     36.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about February 29, 2008, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

              Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 1, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.

                            Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 1, 2008, except that, in connection with reverse stock splits, the Initial Share Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

          $[o] Bundled Reverse Convertible Notes due February 27, 2009
             Linked to the Current Components of the Dow Jones High
                            Yield Select 10 Index(SM)